Exhibit 10.47

Purchase Contract of Zhongshan Mingyang Electric Appliance Co., Ltd.

Contract No.: MY2007120109
Date of Signing: December 1st, 2007
Place of Signing: Zhongshan

Purchaser: Guangdong Mingyang Wind Power Industry Group Co., Ltd.

Supplier: Zhongshan Mingyang Electrical Appliance Co., Ltd.

ARTICLE 1 Product Name, Specification, Quantity and Price:

Product Name	Specification	Quantity	Unit Price (Yuan)	Amount (Yuan)
FAG Bearing	240/530B.MB	2 units	100,000	200,000
Total	RMB two hundred thousand only (in words) ¥200,000 (in figure)

Notes: All products provided by the Supplier to the Purchaser shall be unused with new package. Original No.: C0703JC-017

ARTICLE 2 Quality requirements and Technical Standard:

The supplier shall manufacture all the products in accordance with International standards, and the products shall meet on-site operation requirements. Warranty period shall be twelve (12) months with free “three guarantee”, lifetime maintenance and free lifetime technical support.

ARTICLE 3 Packaging and Means of Transportation:

The manufacturer shall be responsible for packing (package not recycled). The products shall be delivered to the Purchaser’s warehouse or the place appointed by the Purchaser. The expenses thus caused shall be borne by the Purchaser.

ARTICLE 4 Time and Place of Delivery:

The products shall be delivered to the Purchaser’s warehouse prior to December 12th, 2007.

ARTICLE 5 Acceptance Standard and Means:

The purchaser will inspect the products in accordance with relevant quality standards upon receipt thereof. The Supplier shall provide with relevant technical information and drawings. Should any extraordinary situation be discovered, the Purchaser shall inform the Supplier, and the Supplier shall provide maintenance within one (1) week upon notification.

ARTICLE 6 Payment Term:

This Contract shall be in effect immediately upon signature. Delivery shall be made upon payment.

ARTICLE 7 Liability for Breach of Contract:

The Supplier is responsible to provide technical support for equipments, on-site instruction or installation as well as relevant after-sales services. Should the Purchaser’s production and management be materially affected by or there be any material customer complaint and claim arisen from quality problems, the Supplier shall bear all liabilities and economic losses therefrom. According to the Contract Law, any disputes relating to this Contract shall be resolved by a court of jurisdictions where the Purchaser is located.

ARTICLE 8 Miscellaneous:

Upon signature and seal by the Supplier and the Purchaser, this Contract shall be in effect for two (2) years starting from the day of this Contract. Facsimile of signature and seal shall be deemed effective. This Contract is in duplicable, one for each.

Purchaser	Supplier

Company: Guangdong Ming Yang Wind Power Technology Company Limited.

Address: Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong

Legal Representative: ZHANG Chuanwei

Entrusted Agent:

Tel: 0760 8587816 / 0760-8587715

Fax: 0760 8588305

Bank:

Account No.:

State Tax No.:

Zip code:

Company: Zhongshan Mingyang Wind Electrical Appliance Co., Ltd.

Address: Daling Administration area, National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong

Legal Representative: ZHANG Chuanwei

Entrusted Agent:

Tel: 0760 5311336 / 5311339

Fax: 0760 5313391

Bank: Industrial and Commercial Bank of China, Zhangjiabian sub-branch

Account No.: 2011021709024812135

State Tax No.: 442000282119033

Zip code: 528437